Exhibit 99.2

For Immediate Release

Mountain & Co. I Acquisition Corp. Announces Intent to Pursue Alternative Business Combination Opportunities

New York City (June 28, 2024) – Following the previously announced termination of its Business Combination Agreement, dated August 11, 2023 (as subsequently amended and restated) with FC Barcelona, Mountain & Co. I Acquisition Corp. (NASDAQ: MCAA), a publicly traded special purpose acquisition company, today announced its intent to pursue alternative business combination opportunities.  While there can be no assurance that these opportunities will result in a definitive agreement or a completed transaction, MCAA is currently involved in ongoing discussions with potential targets.  MCAA anticipates disseminating a subsequent news release if and when a potential transaction is identified or a definitive agreement has been executed.

About Mountain & Co. I Acquisition Corp.

Mountain & Co. I Acquisition Corp. is a blank check company incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities.  MCAA is listed on the NASDAQ under the ticker “MCAA.”

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, that are based on beliefs and assumptions and on information currently available to MCAA. In some cases, you can identify forward-looking statements by the following words: “budget,” “may,” “will,” “could,” “would,” “should,” “forecast,” “future,” “might,” “outlook,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Any statements that refer to expectations, projections or other characterizations of future events or circumstances, including strategies or plans as they relate to the proposed transaction, are also forward-looking statements. These forward-looking statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Most of these factors are outside MCAA’s control and are difficult to predict. Forward-looking statements in this communication include, but are not limited to, statements regarding the identification of a target business and a potential business combination or other such transaction. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, those included under the heading “Risk Factors” in the annual report on Form 10-K for year ended December 31, 2023 of MCAA and in its subsequent quarterly reports on Form 10-Q and other filings with the SEC.